Exhibit 10.4

EXECUTIVE OFFICER

STOCK OPTION AGREEMENT

PATTERSON-UTI ENERGY, INC.

2014 LONG-TERM INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) is effective             , 20     (the “Grant Date”), between Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), and                     (the “Employee”).

W I T N E S S E T H :

WHEREAS, the Company has established the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan, as amended from time to time (the “Plan”); and

WHEREAS, the Employee is currently an employee of the Company or one of its Subsidiaries, and the Company desires to encourage the Employee’s continued service and, as an inducement thereto, has determined to grant to the Employee pursuant to the Plan the option provided for herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.	Grant. Effective as of the Grant Date, the Company hereby grants to the Employee pursuant to the terms and conditions of the Plan an option (the “Option”) to purchase Shares of Common Stock at a price of $ per share (the “Option Price”). The Option shall be for a term commencing on the Grant Date and ending on , 20 (the “Expiration Date”) (unless such Option terminates earlier as provided in this Agreement or as set forth under the terms of the Plan). The Option is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

The number of Options which have vested at any time shall be the greatest of the number of vested Options specified in subparagraph (a), (b) or (c) below.

(a)	The Option shall vest and be exercisable as follows:

(i)	on the first anniversary of the Grant Date, the Option shall be vested and become exercisable with respect to one-third (1/3) of the Shares subject to the Option;

(ii)	on the day of each month of the twenty-three (23) months thereafter, one thirty-sixth (1/36) of the Shares subject to the Option shall be vested and become exercisable and on the day of the thirty-sixth month following the Grant Date the remaining Shares subject to the Option shall be vested and become exercisable; and

(iii)	to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b)	If the Employee’s employment with the Company and all Subsidiaries is terminated for any reason other than death, disability or Retirement before all the Options have vested, the Options that have not vested shall be forfeited and the Options shall cease to have any rights with respect to such forfeited Options. For purposes of this Agreement, “Retirement” means the voluntary termination of the Employee’s employment relationship with the Company (i) on or after the date on which the Employee attains age 55 and (ii) on or after the date on which the sum of the Employee’s age and number of full years of service total 70.

(c)	In the event of the termination of the Employee’s employment with the Company and all Subsidiaries due to death, disability or Retirement before all of the Options have vested, the Employee shall be vested in the number of Options equal to the sum of the following:

(i)	a number equal to the product of (A) 1/3 of the Options that are granted hereby, multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on and including the Grant Date up to a maximum of 365 days and ending on and including the date of the Employee’s termination of employment due to death, disability or Retirement, and the denominator of which is 365, plus

(ii)	a number equal to the product of (A) 1/3 of the Options that are granted hereby, multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on and including the Grant Date up to a maximum of 730 days and ending on and including the date of the Employee’s termination of employment due to death, disability or Retirement, and the denominator of which is 730, plus

(iii)	a number equal to the product of (A) 1/3 of the Options that are granted hereby, multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on and including the Grant Date up to a maximum of 1095 days and ending on and including the date of the Employee’s termination of employment due to death, disability or Retirement, and the denominator of which is 1095.

2.	Changes in the Company’s Capital Structure.

(a)	The existence of the Option shall not affect in any way the right or power of the Company (or any company the stock of which is awarded pursuant to this

Agreement) or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other changes in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

(b)	In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the Committee shall make appropriate adjustment in the number of Shares subject to the Option, the Option Price and the securities issuable and other property payable upon exercise of the Option (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that no such adjustment shall increase the aggregate value of the securities awarded under this Agreement and that the number of Shares subject to this Option shall always be a whole number.

3.	Change in Control of the Company. Notwithstanding the vesting schedule set forth in Section 1 of this Agreement, all unvested Options will immediately vest and become immediately exercisable upon a Change in Control of the Company. For purposes of this Agreement, a “Change in Control of the Company” shall mean the occurrence of any of the following after the Grant Date:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 3, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 3; or

(b)

Individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

(c)	Consummation of (xx) a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or, if earlier, of the action of the Board, providing for such Business Combination.

4.	Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof by the Employee, a Permitted Assignee (as defined in Section 5) with the consent of the Committee, or, in the event of the death or disability of the Employee, the Employee’s executors, administrators, guardian or legal representative by giving written notice of such exercise to the Company or its designated agent in substantially the form attached hereto as Exhibit A.

5.

Assignment. The Option may not be transferred or assigned in any manner by the Employee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Employee Retirement Income Security Act

of 1974, as amended), and shall be exercisable during the Employee’s lifetime only by him or her (or, if under a qualified domestic relations order, his or her alternate payee). Notwithstanding the foregoing, a Participant may assign or transfer the Option with the consent of the Committee (i) for charitable donations; (ii) to the Employee’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) to a trust for the benefit of the Employee or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Employee shall remain bound by the terms and conditions of the Plan.

6.	Requirements of Law. The Company shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Employee or the Company of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, the Option may not be exercised until the Employee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended) (the “Act”), upon exercise of the Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the Employee will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Act, the Company may imprint on the certificate for such shares the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Act:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act. The Company shall not be obligated to take any other affirmative action to cause the exercise of the Option or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority.

7.	Termination. The Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following unless the Committee extends the term of this Option to a period not extending beyond the Expiration Date:

(a)	Three years after the date of the severance of the employment relationship between the Company (and all of its Subsidiaries) and the Employee, whether with or without cause and for any reason. Effective as of the Employee’s severance of employment, the Employee shall cease vesting in his Option but during the three-year period following his severance of employment, the Employee shall be entitled to exercise his vested Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option on the date of such severance of employment. If the Employee should die within such three year period, the Employee’s executor, administrator, or the person to whom the Option shall be transferred by the Employee’s will or the laws of descent and distribution shall have until the end of the original three-year time period to exercise the Employee’s vested Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option on the date of the Employee’s severance of employment.

(b)	On the Expiration Date.

8.	Amendment and Waiver. Except as otherwise provided in Section 12.1 of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.

9.	No Rights as a Stockholder. The Employee shall not have any rights as a stockholder with respect to any Shares issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such Shares following the Employee’s exercise of the Option pursuant to its terms and conditions and payment for such Shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Employee’s exercise of the Option.

10.	Tax Withholding. To the extent that the grant, exercise or vesting of the Option results in income to the Employee for federal, state or local income, employment, excise or other tax purposes with respect to which the Company or any of its Subsidiaries has a withholding obligation, the Employee shall deliver to the Company or such Subsidiary at the time of such receipt or lapse, as the case may be, such amount of money as the Company or such Subsidiary may require to meet its obligation under applicable tax laws or regulations. If the Employee fails to do so, the Company or its Subsidiary is authorized to withhold from wages or other amounts otherwise payable to such Employee the minimum statutory withholding taxes as may be required by law or to take such other action as may be necessary to satisfy such withholding obligations. Subject to restrictions that the Committee, in its sole discretion, may impose, the Employee may satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Employee’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable under this Agreement. The Company shall not be obligated to issue any Shares upon the exercise of any Options granted hereunder until all applicable federal, state and local income, employment, excise or other tax withholding requirements have been satisfied.

11.	No Fractional Shares. All provisions of this Agreement concern whole Shares. Notwithstanding anything contained in this Agreement to the contrary, if the application of any provision of this Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole Share.

12.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

13.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission or by courier or delivery service, to the Company at 450 Gears Road, Suite 500, Houston Texas 77067, Attention: Chief Financial Officer, facsimile number (281) 765-7175, and to the Employee at the Employee’s address and facsimile number (if applicable) indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

14.	No Employment Obligation. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee, the Company or any of its Subsidiaries or guarantee the right to remain an employee of the Company or any of its Subsidiaries for any specified term or to affect any right that the Company or any Subsidiary may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) the Employee at any time for any reason.

15.	Successors and Assigns. Except as otherwise provided to the contrary in this Agreement or in the Plan, this Agreement shall bind, be enforceable by and inure to the benefit of the Company, its Subsidiaries, and their successors and assigns, and to the Employee, the Employee’s Permitted Assignees, executors, administrators, agents, legal and personal representatives.

16.	Grant Subject to Terms of Plan and this Agreement. The Employee acknowledges and agrees that the grant of the Option hereunder is made pursuant to and governed by the terms of the Plan and this Agreement, ratifies and consents to any action taken by the Company, the Board of Directors or the Committee concerning the Plan and agrees that the grant of the Option pursuant to this Agreement is subject in all respects to the more detailed provisions of the Plan.

17.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

18.	Non-Incentive Stock Option. The Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.

PATTERSON-UTI ENERGY, INC.:

By:
Name:
Title:

EMPLOYEE:

[Name]

EXHIBIT A

PATTERSON-UTI ENERGY, INC. 2014 LONG-TERM INCENTIVE PLAN

Exercise of Stock Option

Patterson-UTI Energy, Inc.

450 Gears Road, Suite 500

Houston Texas 77067

Attention: Chief Financial Officer

Dear Sir or Madam:

The undersigned Optionee,                     , hereby exercises the Option granted to him pursuant to the Patterson-UTI Energy, Inc. 2014 Long-Term Incentive Plan dated             , 20    between Patterson-UTI Energy, Inc. (the “Company”) and the Optionee with respect to         Shares of common stock, $0.01 par value per share, of the Company covered by said Option, and tenders, and tenders herewith the following form of payment [check all that apply]:

☐	Check for $ , payable to “Patterson-UTI Energy, Inc.”

☐	Certificate(s) for shares of Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

☐	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

The exact legal name and registered address on such certificate should be:

The Optionee’s social security number is:                     .

ACKNOWLEDGMENTS:

1.	I understand that all sales of purchased Shares are subject to compliance with the Company’s policy on securities trades, and I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing Patterson-UTI’s 2014 Long-Term Incentive Plan and the tax consequences of an exercise.

3.	I understand that I must recognize ordinary income equal to the excess of the fair market value of the purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising this Option.

OPTIONEE’S SIGNATURE	DATE: